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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             CARLETON VENTURES CORP.
                             -----------------------
              (Exact name of registrant as specified in its charter)


Nevada                                     98-0365605
------                                     ----------
(State of incorporation                    (I.R.S. Employer Identification No.)
or organization)


Suite 306 - 1140 Homer Street
Vancouver, British Columbia, Canada        V6B 2X6
-----------------------------------        --------
(Address of principal executive offices)   (Zip Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

          Title of each class                 Name of each exchange of which
          to be so registered                 each class is to be registered

          Not Applicable                      Not Applicable
          --------------                      ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-84364 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-84364) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit
Number       Description
--------     --------------------
3.1          *Restated  Articles  of  Incorporation
3.2          *Amended  By-Laws
4.1          *Share  Certificate
5.1          *Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
10.1         *Mineral  Property  Purchase  Agreement  between the Company and
             Senate Equities  Corp.  dated  March  14,  2001
10.2         *Office  Facilities  and  Services  Contract
10.3         *Agreement between the Company and Senate Capital Group dated
             September 30, 2002 regarding deferral of payment of amounts owing under Office Facilities and Services Contract
10.4         *Funding  Commitment  Letter  of  Senate  Capital  Group
23.1         *Consent  of  Morgan  &  Company,  Chartered  Accountants
23.2         *Consent  of  John  A.  Rice,  Consulting  Geologist

---------------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  February 11, 2003

CARLETON VENTURES CORP.
Registrant

     By:  /s/ Dennis Higgs
          _____________________________________
          Dennis Higgs
          President and Director
          (Principal Executive Officer)



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